Exhibit 3.3

                      Amendment of Articles: Name Change to
              Innovest Capital Sources Corporation January 15, 1997










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CHANGE OF NAME                                         For office use only

                           Mail to: Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                  (303)694-2251
                                Fax (303)694-2242
MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
Please include a typed
self-addressed envelope


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amnedments to its Articles of Incorporation:

FIRST: The name of the corporation is Telco Communications, Inc.

SECOND: The following amendment to the Articles of incorporation was adopted on January 15, 1997, as prescribed by the Colorado Busdiness Corporation Act, in the manner marked with an X below:

___  No shares have been issued or Directors Elected - Action by Incorporation

___  No shares have been issued byt Directors Elected - Action by Directors

___ Such amendment was adopted by the board of directors where shares have been issued and shareholder action not required.

_X_ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is INNOVEST CAPITAL SOURCES CORPORATION

FOURTH: The manner, if not set forth insuch amendment, in which any exchange, relassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:




If these amendments are to have a delayed effective date, please list that date:

----------------------------
            (Not to exceed ninety (90) days from the date of filing)


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                                   Signature [ILLEGIBLE]
                                             -----------------------------------
                                      Title  President
                                             -----------------------------------